SMITH CORONA CORPORATION
            RETIREMENT SAVINGS AND INVESTMENT PLAN
                          AMENDMENT




          WHEREAS, Smith Corona Corporation ("Company") has adopted the Smith Corona Corporation Retirement Savings and Investment Plan ("Plan"), effective July 1, 1989 and amended and restated effective January 1, 1992, for the benefit of its eligible employees and beneficiaries; and

          WHEREAS, the Company has delegated to the Benefits
  Administration Committee the right to adopt any amendment to the Plan other than any amendment which substantially increases the cost of the Plan to the Company; and

          WHEREAS, the Company wishes to amend the Plan to provide for the designation of an Investment Manager to determine whether it is prudent to continue to permit investment in Employer Securities under the Plan in the event of the Company's bankruptcy.

          NOW, THEREFORE, the Plan be, and it hereby is, amended as follows:

          1. Section 11.3 of the Plan is amended to add the following sentences at the end thereof to read:

                    "In the event of the Employer's
  bankruptcy, the Employer may designate an Investment Manager to determine whether, under all relevant circumstances, it is prudent to continue to permit Plan assets to be invested in Employer Securities. Pending such a determination, all Employer Contributions not already invested in Employer Securities under Section 7.4(a) may, at the direction of the Committee, be temporarily invested by the Trustee in the Money Market Fund maintained by the Trustee."











               IN WITNESS WHEREOF, under the authority of the Board of Directors of the Company, this amendment to the Plan has been executed as of the _______ day of July, 1995.


                         Benefits Administration Committee




                         By:__________________________________
                              David P. Verostko, Member



                         By:__________________________________
                              John A. Piontkowski, Member